Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Tim Bonang, Vice President, Investor Relations
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2014 Third Quarter Results

Normalized FFO Per Share Increases to $0.86 Compared to $0.76 Last Year

12.9% Growth in Comparable Property RevPAR for Hotels Not Under Renovation

Newton, MA (November 4, 2014).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter and nine months ended September 30, 2014.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	($ in thousands, except per share and RevPAR data)

Net income available for common shareholders	$44,031	$16,741	$125,164	$73,406
Net income available for common shareholders per share (basic)	$0.29	$0.12	$0.84	$0.54
Net income available for common shareholders per share (diluted)	$0.29	$0.12	$0.83	$0.54
Adjusted EBITDA (1)	$170,505	$151,760	$497,555	$442,905
Adjusted EBITDA growth	12.4%	—	12.3%	—
Normalized FFO (1)	$129,158	$106,639	$372,028	$309,051
Normalized FFO per share (basic and diluted)	$0.86	$0.76	$2.48	$2.29

Hotel Portfolio Performance
Comparable RevPAR	$90.49	$80.96	$86.05	$78.10
Comparable RevPAR growth	11.8%	—	10.2%	—
Comparable RevPAR (excluding hotels under renovation)	$91.21	$80.80	$87.49	$78.23
Comparable RevPAR growth (excluding hotels under renovation)	12.9%	—	11.8%	—
RevPAR (all hotels)	$90.55	$81.07	$86.03	$78.29
RevPAR growth (all hotels)	11.7%	—	9.9%	—
Coverage of HPT’s minimum returns and rents (all hotels)	1.06x	0.91x	0.97x	0.89x

(1)         Reconciliations of net income available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, Normalized FFO, earnings before interest, taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA appear later in this press release.

John Murray, President and Chief Operating Officer of Hospitality Properties Trust, made the following statement regarding today’s announcement:

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange. No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

“We are very pleased with our operating performance in the third quarter of 2014.  Our Normalized FFO per share increased approximately 13% from the third quarter of 2013 and our RevPAR growth exceeded the hotel industry’s strong performance for the eighth consecutive quarter.”

Results for the Three and Nine Months Ended September 30, 2014 and Recent Activities:

•            Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended September 30, 2014 was $44.0 million, or $0.29 per basic and diluted share, compared to $16.7 million, or $0.12 per basic and diluted share, for the quarter ended September 30, 2013.

Net income available for common shareholders for the nine months ended September 30, 2014 was $125.2 million, or $0.84 and $0.83 per share, basic and diluted, respectively, compared to $73.4 million, or $0.54 per basic and diluted share, for the nine months ended September 30, 2013.

•            Adjusted EBITDA: Adjusted EBITDA for the quarter ended September 30, 2014 compared to the same period in 2013 increased 12.4% to $170.5 million.

Adjusted EBITDA for the nine months ended September 30, 2014 compared to the same period in 2013 increased 12.3% to $497.6 million.

•            Normalized FFO: Normalized FFO for the quarter ended September 30, 2014 were $129.2 million, or $0.86 per basic and diluted share, compared to Normalized FFO for the quarter ended September 30, 2013 of $106.6 million, or $0.76 per basic and diluted share.  The $0.10, or 13.2%, increase in Normalized FFO per basic and diluted share is due primarily to: increases in annual minimum returns and rents that resulted from HPT’s funding of improvements to its hotels and travel centers; increases in FF&E reserve income and deposits under HPT’s hotel agreements; and lower interest expense as a result of HPT’s debt refinancings.

Normalized FFO for the nine months ended September 30, 2014 were $372.0 million, or $2.48 per basic and diluted share, compared to Normalized FFO for the nine months ended September 30, 2013 of $309.1 million, or $2.29 per basic and diluted share.

•            Comparable Hotel RevPAR:  For the quarter ended September 30, 2014 compared to the same period in 2013 for HPT’s 289 hotels that it owned continuously since July 1, 2013: average daily rate, or ADR, increased 7.2% to $114.54; occupancy increased 3.2 percentage points to 79.0%; and revenue per available room, or RevPAR, increased 11.8% to $90.49.

For the nine months ended September 30, 2014 compared to the same period in 2013 for HPT’s 288 comparable hotels that it owned continuously since January 1, 2013: ADR increased 5.7% to $112.92; occupancy increased 3.1 percentage points to 76.2%; and RevPAR increased 10.2% to $86.05.

•            Comparable RevPAR for Hotels Not Under Renovation: During the quarter ended September 30, 2014, HPT had 16 comparable hotels under renovation for all or part of the quarter.  For the quarter ended September 30, 2014 compared to the same period in 2013 for HPT’s 273 comparable hotels not under renovation that it owned continuously since July 1, 2013: ADR increased 6.7% to $113.44; occupancy increased 4.4 percentage points to 80.4%; and RevPAR increased 12.9% to $91.21.

During the nine months ended September 30, 2014, HPT had 28 comparable hotels under renovation for all or part of the period.  For the nine months ended September 30, 2014 compared to the same period in 2013 for HPT’s 260 comparable hotels not under renovation that it owned continuously since January 1, 2013: ADR increased 5.2% to $112.02; occupancy increased 4.6 percentage points to 78.1%; and RevPAR increased 11.8% to $87.49.

•            RevPAR (all hotels):  For the quarter ended September 30, 2014 compared to the same period in 2013 for HPT’s 291 hotels: ADR increased 7.2% to $114.77; occupancy increased 3.2 percentage points to 78.9%; and RevPAR increased 11.7% to $90.55.

For the nine months ended September 30, 2014 compared to the same period in 2013 for HPT’s 291 hotels: ADR increased 5.5% to $113.20; occupancy increased 3.0 percentage points to 76.0%; and RevPAR increased 9.9% to $86.03.

•            Hotel Coverage of Minimum Returns and Rents: For the three months ended September 30, 2014, the aggregate coverage ratio of (x) total property level revenues minus FF&E reserve escrows, if any, and all property level expenses which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 1.06x from 0.91x for the three months ended September 30, 2013.

As of September 30, 2014, approximately 69% of HPT’s aggregate annual minimum returns and rents from its hotels were secured by guarantees and security deposits from HPT’s managers and tenants pursuant to the terms of its hotel operating agreements.

•            Dividend: On October 13, 2014, HPT announced its regular quarterly common share distribution of $0.49 per common share ($1.96 per share per year).  This distribution will be paid on or about November 21, 2014 to shareholders of record on October 24, 2014.

•            Capital Markets: In August 2014, HPT redeemed at par plus accrued interest all $280.0 million of its 5 1/8% Senior Notes due 2015.

In September 2014, HPT issued $350 million of 4.50% unsecured senior notes due 2025 in a public offering.  Net proceeds from this offering ($342.8 million after underwriting and other offering expenses) were used to repay amounts outstanding under HPT’s revolving credit facility, including amounts drawn to fund the redemption of HPT’s 5 1/8% Senior Notes described above.

Tenants and Managers: As of September 30, 2014, HPT had nine operating agreements with seven hotel operating companies for 291 hotels with 44,105 rooms, which represented 67% of HPT’s total annual minimum returns and rents.

•            Marriott Agreements: During the three months ended September 30, 2014, 122 hotels owned by HPT were operated by subsidiaries of Marriott International, Inc. (NASDAQ: MAR), or Marriott, under three agreements. Marriott agreement No. 1 includes 53 hotels and provides for annual minimum return payments to HPT of up to $67.9 million (approximately $16.9 million per quarter). Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flow after payment of operating expenses.  During the three months ended September 30, 2014, HPT realized returns under its Marriott No. 1 agreement of $16.9 million.  Marriott agreement No. 234 includes 68 hotels and requires annual minimum returns to HPT of $105.9 million (approximately $26.5 million per quarter). During the three months ended September 30, 2014, HPT realized returns under its Marriott No. 234 agreement of $29.2 million.  At September 30, 2014, there was $30.7 million remaining under Marriott’s guaranty for the Marriott No. 234 agreement to cover future payment shortfalls for up to 90% of the minimum returns due to HPT. Marriott agreement No. 5 includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due HPT for this hotel for the three months ended September 30, 2014 of $2.5 million was paid to HPT.

•            InterContinental Agreement: During the three months ended September 30, 2014, HPT realized returns/rents of $34.9 million under its management agreement with subsidiaries of InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental, which includes 91 hotels and requires annual minimum returns/rent to HPT of $139.5 million (approximately $34.9 million per quarter).  During the three months ended September 30, 2014, HPT replenished the available security deposit by $4.3 million for the payments HPT received during the period in excess of the minimum returns due to HPT for the period.  At September 30, 2014, the available security deposit which HPT held to cover future payment shortfalls was $37.1 million.

•            Other Hotel Agreements: As of September 30, 2014, HPT’s remaining 78 hotels are operated under five agreements: one management agreement with Sonesta International Hotels Corporation, or Sonesta, (22 hotels) requiring annual minimum returns of $70.2 million (approximately $17.6 million per quarter); one management agreement with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham (22 hotels), requiring annual minimum returns of $27.3 million (approximately $6.8 million per quarter); one management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels), requiring annual minimum returns of $22.0 million (approximately $5.5 million per quarter); one management agreement with a subsidiary of Carlson Hotels Worldwide, or Carlson (11 hotels), requiring annual minimum returns of $12.9 million (approximately $3.2 million per quarter); and one lease with a subsidiary of Morgans Hotel Group Co. (NASDAQ: MHGC) (1 hotel) requiring annual minimum rent of $6.0 million (approximately $1.5 million per quarter). Minimum returns and rents due HPT are partially guaranteed under the Wyndham, Hyatt and Carlson agreements. There is no guarantee or security deposit for the Sonesta agreement and the minimum returns HPT receives under this agreement are limited to available hotel cash flow after payment of operating expenses.  The payments due to HPT under these agreements for the three months ended September 30, 2014 were paid to HPT.

•            Travel Center Agreements: As of September 30, 2014, HPT had two leases with TravelCenters of America LLC, or TA, for 185 travel centers located along the U.S. Interstate Highway system which represent 33% of HPT’s total annual minimum returns and rents. As of September 30, 2014, all payments due to HPT from TA under these leases were current.  For the three months ended June 30, 2014, the aggregate coverage ratio of (x) total cash flow at the leased travel centers available to pay HPT’s minimum rent due from TA to (y) HPT’s minimum rent due from TA was 1.79x.  Coverage data for the three months ended September 30, 2014 for TA is currently unavailable.

Conference Call:

On Tuesday, November 4, 2014, at 1:00 p.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter ended September 30, 2014.  The conference call telephone number is (800) 230-1074.  Participants calling from outside the United States and Canada should dial (612) 288-0337.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available beginning on Tuesday, November 4, 2014 and will run through Tuesday, November 11, 2014.  To hear the replay, dial (320) 365-3844.  The replay pass code is 338981.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s third quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Third Quarter 2014 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 44 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO, Normalized FFO, EBITDA and Adjusted EBITDA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT $30.7 MILLION REMAINED, AS OF SEPTEMBER 30, 2014, TO PARTIALLY FUND MINIMUM PAYMENT SHORTFALLS UNDER THE TERMS OF A LIMITED GUARANTY PROVIDED BY MARRIOTT. THIS STATEMENT MAY IMPLY THAT MARRIOTT WILL FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR THAT FUTURE SHORTFALLS WILL NOT EXHAUST THE GUARANTY. MOREOVER, THIS GUARANTY ONLY APPLIES TO A PORTION OF THE RETURNS DUE TO HPT, IT IS LIMITED IN AMOUNT AND IT EXPIRES ON DECEMBER 31, 2019, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF HPT’S HOTELS TO WHICH THE MARRIOTT LIMITED GUARANTY APPLIES.

•                  THIS PRESS RELEASE INDICATES THAT HPT IS HOLDING A SECURITY DEPOSIT TO COVER THE SHORTFALL IN MINIMUM PAYMENTS REQUIRED UNDER ITS INTERCONTINENTAL AGREEMENT, AND THAT THE REMAINING AVAILABLE SECURITY DEPOSIT TO COVER FUTURE PAYMENT SHORTFALLS WAS $37.1 MILLION AS OF SEPTEMBER 30, 2014. THERE CAN BE NO ASSURANCE REGARDING THE AMOUNT OF PAYMENTS HPT MAY RECEIVE IN THE FUTURE UNDER THIS AGREEMENT, AND FUTURE SHORTFALLS MAY EXCEED THE AMOUNT OF THE SECURITY DEPOSIT HPT HOLDS. MOREOVER, THE SECURITY DEPOSIT IS NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, IF HPT APPLIES THIS SECURITY DEPOSIT TO COVER MINIMUM PAYMENTS DUE, HPT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY ADDITIONAL CASH.

•                  THIS PRESS RELEASE STATES THAT AS OF SEPTEMBER 30, 2014, APPROXIMATELY 69% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS FOR ITS HOTELS WERE SECURED BY GUARANTEES AND SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. FURTHER, THE SECURITY DEPOSITS ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON HPT’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Hotel operating revenues (1)	$394,973	$348,908	$1,112,157	$990,436
Rental income (1)	63,837	62,731	190,959	186,799
FF&E reserve income (2)	829	636	2,673	1,828
Total revenues	459,639	412,275	1,305,789	1,179,063

Expenses:
Hotel operating expenses (1)	279,560	249,862	780,955	705,054
Depreciation and amortization	79,649	76,048	236,699	221,926
General and administrative	16,798	13,094	41,429	37,156
Acquisition related costs (3)	14	1,090	237	3,180
Loss on asset impairment (4)	—	5,837	—	8,008
Total expenses	376,021	345,931	1,059,320	975,324

Operating income	83,618	66,344	246,469	203,739

Interest income	13	18	63	97
Interest expense (including amortization of deferred financing costs and debt discounts of $1,361, $1,584, $4,034 and $4,620, respectively)	(34,304)	(37,986)	(104,101)	(108,188)
Loss on early extinguishment of debt (5)	(129)	—	(855)	—
Income before income taxes and equity in earnings of an investee	49,198	28,376	141,576	95,648
Income tax benefit (expense) (6)	(39)	(873)	(1,110)	4,559
Equity in earnings of an investee	38	64	66	219
Income before gain on sale of real estate	49,197	27,567	140,532	100,426
Gain on sale of real estate (7)	—	—	130	—
Net income	49,197	27,567	140,662	100,426
Excess of liquidation preference over carrying value of preferred shares redeemed (8)	—	(5,627)	—	(5,627)
Preferred distributions	(5,166)	(5,199)	(15,498)	(21,393)
Net income available for common shareholders	$44,031	$16,741	$125,164	$73,406

Weighted average common shares outstanding (basic)	149,811	139,764	149,734	135,030
Weighted average common shares outstanding (diluted) (9)	150,127	139,764	149,923	135,030

Net income available for common shareholders per common share:
Basic	$0.29	$0.12	$0.84	$0.54
Diluted	$0.29	$0.12	$0.83	$0.54

See Notes on pages 9 and 10

HOSPITALITY PROPERTIES TRUST

RECONCILIATIONS OF FUNDS FROM OPERATIONS,

NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Calculation of Funds from Operations (FFO) and Normalized FFO: (10)
Net income available for common shareholders	$44,031	$16,741	$125,164	$73,406
Add: Depreciation and amortization	79,649	76,048	236,699	221,926
Loss on asset impairment (4)	—	5,837	—	8,008
Less: Gain on sale of real estate (7)	—	—	(130)	—
FFO	123,680	98,626	361,733	303,340
Add: Acquisition related costs (3)	14	1,090	237	3,180
Deferred percentage rent (11)	557	464	2,129	1,746
Estimated business management incentive fees (12)	4,778	832	7,074	2,026
Excess of liquidation preference over carrying value of preferred shares redeemed (8)	—	5,627	—	5,627
Loss on early extinguishment of debt (5)	129	—	855	—
Less: Deferred income tax benefit (6)	—	—	—	(6,868)
Normalized FFO	$129,158	$106,639	$372,028	$309,051

Weighted average common shares outstanding (basic)	149,811	139,764	149,734	135,030
Weighted average common shares outstanding (diluted) (9)	150,127	139,764	149,923	135,030

Basic and diluted per common share amounts:
FFO (basic)	$0.83	$0.71	$2.42	$2.25
FFO (diluted)	$0.82	$0.71	$2.41	$2.25
Normalized FFO (basic)	$0.86	$0.76	$2.48	$2.29
Normalized FFO (diluted)	$0.86	$0.76	$2.48	$2.29

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Calculation of EBITDA and Adjusted EBITDA: (13)
Net income	$49,197	$27,567	$140,662	$100,426
Add: Interest expense	34,304	37,986	104,101	108,188
Income tax expense (6)	39	873	1,110	2,309
Depreciation and amortization	79,649	76,048	236,699	221,926
Less: Deferred income tax benefit (6)	—	—	—	(6,868)
EBITDA	163,189	142,474	482,572	425,981
Add: Acquisition related costs (3)	14	1,090	237	3,180
Deferred percentage rent (11)	557	464	2,129	1,746
General and administrative expense paid in common shares (14)	6,616	1,895	11,892	3,990
Loss on asset impairment (4)	—	5,837	—	8,008
Loss on early extinguishment of debt (5)	129	—	855	—
Less: Gain on sale of real estate (7)	—	—	(130)	—
Adjusted EBITDA	$170,505	$151,760	$497,555	$442,905

See Notes on pages 9 and 10

(1)

At September 30, 2014 HPT owned 291 hotels; 288 of these hotels are leased by HPT to its taxable REIT subsidiaries, or TRSs, and managed by hotel operating companies and three hotels are leased to hotel operating companies. At September 30, 2014, HPT also owned 184 travel centers and leased one travel center from a third party through November 15, 2014; all 185 of these travel centers are leased to a travel center operating company under two lease agreements. HPT’s condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Certain of HPT’s managed hotels had net operating results that were, in the aggregate, $8,782 and $15,258, less than the minimum returns due to HPT in the three months ended September 30, 2014 and 2013, respectively, and $30,963 and $44,475 less than the minimum returns due to HPT in the nine months ended September 30, 2014 and 2013, respectively. When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its condensed consolidated statements of income as a reduction of hotel operating expenses. The reduction to hotel operating expenses was $42 and $4,445 in the three months ended September 30, 2014 and 2013, respectively, and $5,052 and $15,111 in the nine months ended September 30, 2014 and 2013, respectively. HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $8,740 and $10,813 in the three months ended September 30, 2014 and 2013, respectively, and $25,911 and $29,364 in the nine months ended September 30, 2014 and 2013, respectively, which represent the unguaranteed portions of HPT’s minimum returns from Marriott and from Sonesta.

(2)

Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. HPT owns all the FF&E reserve escrows for its hotels. HPT reports deposits by its third party tenants into the escrow accounts as FF&E reserve income. HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(3)	Represents costs associated with HPT’s hotel acquisition activities.

(4)

HPT recorded a $5,837, or $0.04 per share, loss on asset impairment in the third quarter of 2013 in connection with an eminent domain taking of its travel center in Roanoke, VA by the Virginia Department of Transportation. HPT recorded a $2,171, or $0.02 per share, loss on asset impairment in the second quarter of 2013 in connection with its plan to sell one hotel.

(5)

HPT recorded a $129 loss on early extinguishment of debt in the third quarter of 2014 in connection with its redemption of its 5 1/8% senior notes due 2015. HPT recorded a $726 loss on early extinguishment of debt in the first quarter of 2014 in connection with amending the terms of its revolving credit facility and unsecured term loan and the redemption of its 7.875% senior notes due 2014.

(6)	HPT recorded a $6,868, or $0.05 per share, income tax benefit in the second quarter of 2013 in connection with the restructuring of certain of its TRSs.

(7)	HPT recorded a $130 gain on sale of real estate in the second quarter of 2014 in connection with the sale of one hotel.

(8)

On July 1, 2013, HPT redeemed all of its outstanding 7.0% Series C Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid distributions. The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $5,627, or $0.04 per share, and HPT reduced net income available to common shareholders in the third quarter of 2013 by that excess amount.

(9)	Represents weighted average common shares adjusted to reflect the potential dilution of contingently issuable common shares under HPT’s business management agreement.

(10)

HPT calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT. HPT’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because it includes estimated percentage rent in the period to which it estimates that it relates rather than when it is recognized as income in accordance with GAAP and excludes acquisition related costs, excess liquidation preference over carrying value of preferred shares redeemed, loss on early extinguishment of debt, estimated business management incentive fees and the deferred income tax benefit described above. HPT considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income available for common shareholders, operating income and cash flow from operating activities. HPT believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of HPT’s operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders. Other factors include, but are not limited to, requirements to maintain HPT’s status as a REIT, limitations in its revolving credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital to HPT, HPT’s expectation of its future capital requirements and operating performance, and HPT’s expected needs for and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income, net income available for common shareholders or cash flow from operating activities determined in accordance with GAAP, or as indicators of HPT’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs. These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than HPT does.

(11)

In calculating net income in accordance with GAAP, HPT recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. Although HPT defers recognition of this revenue until the fourth quarter for purposes of calculating net income, HPT includes these estimated amounts in the calculation of Normalized FFO and Adjusted EBITDA for each quarter of the year. The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.

(12)

Amounts represent estimated incentive fees under HPT’s business management agreement payable in common shares after the end of each calendar year calculated: (i) prior to 2014 based upon increases in annual cash available for distribution per share, as defined, and (ii) beginning in 2014 based on common share total return. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, each quarter. Although HPT recognizes this expense, if any, each quarter for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined. Adjustments were made to prior period amounts to conform to the current period Normalized FFO calculation.

(13)

HPT calculates EBITDA and Adjusted EBITDA as shown above. HPT considers EBITDA and Adjusted EBITDA to be appropriate measures of its operating performance, along with net income, net income available for common shareholders, operating income and cash flow from operating activities. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with its past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs. These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(14)

Amounts represent the portion of business management fees that are payable in HPT’s common shares as well as equity based compensation for HPT’s trustees, its officers and certain employees of HPT’s manager. Adjustments were made to prior period amounts to conform to the current period Adjusted EBITDA calculation.

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS

Real estate properties, at cost:
Land	$1,485,077	$1,470,513
Buildings, improvements and equipment	6,123,391	5,946,852
Total real estate properties, gross	7,608,468	7,417,365
Accumulated depreciation	(1,921,525)	(1,757,151)
Total real estate properties, net	5,686,943	5,660,214
Cash and cash equivalents	19,082	22,500
Restricted cash (FF&E reserve escrow)	30,621	30,873
Due from related persons	40,253	38,064
Other assets, net	213,684	215,893
Total assets	$5,990,583	$5,967,544

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$15,000	$—
Unsecured term loan	400,000	400,000
Senior notes, net of discounts	2,411,670	2,295,527
Convertible senior notes	8,478	8,478
Security deposits	37,247	27,876
Accounts payable and other liabilities	89,322	130,448
Due to related persons	21,721	13,194
Dividends payable	5,166	5,166
Total liabilities	2,988,604	2,880,689

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, no par value, 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference of $290,000	280,107	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 149,887,754 and 149,606,024 shares issued and outstanding, respectively	1,499	1,496
Additional paid in capital	4,117,649	4,109,600
Cumulative net income	2,658,716	2,518,054
Cumulative other comprehensive income	16,439	15,952
Cumulative preferred distributions	(295,483)	(279,985)
Cumulative common distributions	(3,776,948)	(3,558,369)
Total shareholders’ equity	3,001,979	3,086,855
Total liabilities and shareholders’ equity	$5,990,583	$5,967,544